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                                                                   Exhibit 23.13

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated May 7, 1999 on MAP, S.A.'s financial statements, included in Iron Mountain Incorporated's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 9, 1999 and to all references to our Firm included in this registration statement.

                                                 /s/ Barbier Frinault & Associes
                                                     Arthur Andersen

Paris, France
November 18, 1999